EXHIBIT 5.1

Storage Technology Corporation	303 673.3128 phone
Office of Corporate Counsel	303 673.4151 fax
One StorageTek Drive
Louisville, Colorado 80028	www.storagetek.com

July 28, 2004

Storage Technology Corporation
One StorageTek Drive
Louisville, Colorado 80028-4309

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        I have acted as counsel to Storage Technology Corporation, a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about July 28, 2004 in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 7,500,000 shares of the Company’s Common Stock, $0.10 par value (the “Shares”), reserved for issuance in connection with the Storage Technology Corporation 2004 Long Term Incentive Plan (the “Plan”).

        I have examined and relied upon originals or copies of such corporate records of the Company, communications or certifications of public officials, certificates of officers, directors and representatives of the Company and other documents as I have deemed relevant and necessary for the purposes of rendering this opinion. In making such examination, I have assumed the genuineness of all signatures, the authenticity of all documents tendered to me as originals and the conformity to original documents of all documents submitted to me as copies.

        On the basis of the foregoing examination and assumptions, and in reliance thereon, it is my opinion that, when issued and delivered by the Company in the manner contemplated by the Plan, the Shares will be validly issued, fully paid and nonassessable.

        I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any subsequent amendment thereto, without admitting that I am an “expert” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Donald H. Kronenberg
——————————————
Donald H. Kronenberg,
Senior Attorney